EXHIBIT 2.01
Resource Extraction Payment Report for Minerals Technologies Inc.
For the fiscal year ended December 31, 2023

Project-level disclosure
The table below sets forth our payments made to governments, by project and type of payment.
	For the year ended December 31, 2023
	(Thousands of US$)(1)
Project	Taxes		Royalties	Fees	Production entitlements	Bonuses	Dividends	Payments for infrastructure improvements	Community and social responsibility payments	TOTAL
United States
U.S. Federal Government	17,598	(2)	–	–	–	–	–	–	–	17,598
Adams	–		–	–	–	–	–	–	–	–
Canaan	–		–	–	–	–	–	–	–	–
Lucerne Valley	–		–	65	–	–	–	–	–	65
Pima County	–		–	8	–	–	–	–	–	8
Barretts	–		–	21	–	–	–	–	–	21
Colony - Montana	–		–	110	–	–	–	–	–	110
Colony - South Dakota	–		–	54	–	–	–	–	–	54
Colony - Wyoming	–		–	138	–	–	–	–	–	138
Lovell - Montana	–		–	81	–	–	–	–	–	81
Lovell - Wyoming	–		–	295	–	–	–	–	–	295
Nevada	–		–	34	–	–	–	–	–	34
Sandy Ridge	–		–	–	–	–	–	–	–	–
Gascoyne	–		–	–	–	–	–	–	–	–
China
Government of China	5,936	(3)	–	–	–	–	–	–	–	5,936
Chao Yang	1,221	(4)	1	152	–	–	–	–	1	1,375
Slovakia
Lutila	50	(5)	55	24	–	–	–	–	–	129
Turkey
Government of Turkey	2,558	(6)	–	–	–	–	–	–	–	2,558
Unye	–		42	152	–	–	–	–	–	194
Enez	–		–	187	–	–	–	–	–	187
Usak	–		–	40	–	–	–	–	–	40
Australia
Gurulmundi	150	(7)	46	9	–	–	–	–	–	205

(1)
All payments are reported in U.S. dollars. Payments relating to the project in China were made in renminbi, payments relating to the project in Slovakia were made in euros, payments relating to the projects in Turkey were made in Turkish lira, and payments relating to the project in Australia were made in Australian dollars. Such payments made in currencies other than in U.S. dollars have been converted to U.S. dollars using the exchange rates as of December 31, 2023.

(2)
The Company files a consolidated U.S. federal corporate income tax return at the parent entity level for itself and its U.S. subsidiaries, which includes all of its U.S. entities including those holding the U.S. projects listed. The tax payments reported are the payments made by the Company to the U.S. federal government during the fiscal year ended December 31, 2023 at the consolidated group level. The tax payments relate to the consolidated U.S. income of the Company, not to particular projects.

(3)
Represents income and withholding taxes paid during the fiscal year ended December 31, 2023 at the entity level to the Government of China relating to the entity holding the Chao Yang project.  The payments relate to the income of such entity, not to the particular project.

(4)	Represents resource taxes paid to the Jianping tax authority relating to the Chao Yang project.
(5)
Represents income taxes paid during the fiscal year ended December 31, 2023 at the entity level to the Government of the Slovak Republic relating to the entities holding the Lutila project.  The payments relate to the income of such entities, not to the particular project.

(6)
Represents income taxes paid during the fiscal year ended December 31, 2023 at the entity level to the Government of Turkey relating to the entities holding the Unye, Enez, and Usak projects.  The payments relate to the income of such entities, not to the particular projects.

(7)
Represents income and withholding taxes paid during the fiscal year ended December 31, 2023 at the entity level to the Government of Australia relating to the entity holding the Gurulmundi project.  The payments relate to the income of such entity, not to the particular project.

Project Detail
The table below sets forth details of payments made to governments.
Project	Major Subnational Political Jurisdiction	Segment	Resource	Extraction Method	Government	Amount (Thousands of US$)(1)
United States
U.S. Federal Government(2)					U.S. Federal Government	17,598
Adams	Massachusetts	Consumer & Specialties	Limestone	Open Pit	–	–
Canaan	Connecticut	Consumer & Specialties	Limestone	Open Pit	–	–
Lucerne Valley	California	Consumer & Specialties	Limestone	Open Pit	U.S. Federal Government	65
Pima County	Arizona	Consumer & Specialties	Limestone	Open Pit	U.S. Federal Government	8
Barretts	Montana	Consumer & Specialties	Talc	Open Pit	U.S. Federal Government	21
Colony – Montana(3)	Montana	Both	Bentonite	Open Pit	U.S. Federal Government	110
Colony – South Dakota(3)	South Dakota	Both	Bentonite	Open Pit	U.S. Federal Government	54
Colony – Wyoming(3)	Wyoming	Both	Bentonite	Open Pit	U.S. Federal Government	138
Lovell – Montana(4)	Montana	Both	Bentonite	Open Pit	U.S. Federal Government	81
Lovell – Wyoming(4)	Wyoming	Both	Bentonite	Open Pit	U.S. Federal Government	295
Nevada	Nevada	Both	Bentonite	Open Pit	U.S. Federal Government	34
Sandy Ridge	Alabama	Both	Bentonite	Open Pit	–	–
Gascoyne	North Dakota	Both	Leonardite	Open Pit	–	–
China
Government of China(5)					Government of China	5,936
Chao Yang	Liaoning	Both	Bentonite	Open Pit	Jianping Tax Authority	1,375
Slovakia
Lutila(6)	Banska Bystrica	Consumer & Specialties	Bentonite	Open Pit	Government of the Slovak Republic	129
Turkey
Government of Turkey(7)					Government of Turkey	2,558
Unye	Ordu	Consumer & Specialties	Bentonite	Open Pit	Government of Turkey	194
Enez	Edirne	Both	Bentonite	Open Pit	Government of Turkey	187
Usak	Usak	Consumer & Specialties	Bentonite	Open Pit	Government of Turkey	40
Australia
Gurulmundi(8)	Queensland	Both	Bentonite	Open Pit	Australia Federal Government	150
Gurulmundi	Queensland	Both	Bentonite	Open Pit	Queensland State Government	55

(1)
All payments are reported in U.S. dollars. Payments relating to the project in China were made in renminbi, payments relating to the project in Slovakia were made in euros, payments relating to the projects in Turkey were made in Turkish lira, and payments relating to the project in Australia were made in Australian dollars. Such payments made in currencies other than in U.S. dollars have been converted to U.S. dollars using the exchange rates as of December 31, 2023.

(2)
The Company files a consolidated U.S. federal corporate income tax return at the parent entity level for itself and its U.S. subsidiaries, which includes all of its U.S. entities including those holding the U.S. projects listed. The tax payments reported are the payments made by the Company to the U.S. federal government during the fiscal year ended December 31, 2023 at the consolidated group level. The tax payments relate to the consolidated U.S. income of the Company, not to particular projects.

(3)	Mining relating to our Colony, Wyoming facility is conducted in Montana, South Dakota, and Wyoming. For purposes of this Report, each of such mining areas is disclosed as a separate project.
(4)	Mining relating to our Lovell, Wyoming facility is conducted in Montana and Wyoming. For purposes of this Report, each of such mining areas is disclosed as a separate project.
(5)
Represents income and withholding taxes paid during the fiscal year ended December 31, 2023 at the entity level to the Government of China relating to the entity holding the Chao Yang project.  The payments relate to the income of such entity, not to the particular project.

(6)
Includes income taxes paid during the fiscal year ended December 31, 2023 at the entity level to the Government of the Slovak Republic relating to the entities holding the Lutila project.  The payments relate to the income of such entities, not to the particular project.

(7)
Represents income taxes paid during the fiscal year ended December 31, 2023 at the entity level to the Government of Turkey relating to the entities holding the Unye, Enez, and Usak projects.  The payments relate to the income of such entities, not to the particular projects.

(8)
Represents income and withholding taxes paid during the fiscal year ended December 31, 2023 at the entity level to the Government of Australia relating to the entity holding the Gurulmundi project.  The payments relate to the income of such entity, not to the particular project.

Government-level disclosure
The table below sets forth our payments made to governments, by government and type of payment.
	For the year ended December 31, 2023
	(Thousands of US$)(1)
Project	Taxes	Royalties	Fees	Production entitlements	Bonuses	Dividends	Payments for infrastructure improvements	Community and social responsibility payments	TOTAL
United States
U.S. Federal Government(2)	17,598	–	806	–	–	–	–	–	18,404
China
Government of China(3)	5,936	–	–	–	–	–	–	–	5,936
Jianping Tax Authority	1,221	1	152	–	–	–	–	1	1,375
Slovakia
Government of the Slovak Republic(4)	50	55	24	–	–	–	–	–	129
Turkey
Government of Turkey(5)	2,558	42	379	–	–	–	–	–	2,979
Australia
Australia Federal Government(6)	150	–	–	–	–	–	–	–	150
Queensland State Government	–	46	9	–	–	–	–	–	55
TOTAL	27,513	144	1,370	–	–	–	–	1	29,028

(1)
All payments are reported in U.S. dollars. Payments relating to the project in China were made in renminbi, payments relating to the project in Slovakia were made in euros, payments relating to the projects in Turkey were made in Turkish lira, and payments relating to the project in Australia were made in Australian dollars. Such payments made in currencies other than in U.S. dollars have been converted to U.S. dollars using the exchange rates as of December 31, 2023.

(2)
The Company files a consolidated U.S. federal corporate income tax return at the parent entity level for itself and its U.S. subsidiaries, which includes all of its U.S. entities including those holding the U.S. projects listed. The tax payments reported are the payments made by the Company to the U.S. federal government during the fiscal year ended December 31, 2023 at the consolidated group level. The tax payments relate to the consolidated U.S. income of the Company, not to particular projects.

(3)
Represents income and withholding taxes paid during the fiscal year ended December 31, 2023 at the entity level to the Government of China relating to the entity holding the Chao Yang project.  The payments relate to the income of such entity, not to the particular project.

(4)
Includes income taxes paid during the fiscal year ended December 31, 2023 at the entity level to the Government of the Slovak Republic relating to the entities holding the Lutila project.  The payments relate to the income of such entities, not to the particular project.

(5)
Includes income taxes paid during the fiscal year ended December 31, 2023 at the entity level to the Government of Turkey relating to the entities holding the Unye, Enez, and Usak projects.  The payments relate to the income of such entities, not to the particular projects.

(6)
Represents income and withholding taxes paid during the fiscal year ended December 31, 2023 at the entity level to the Government of Australia relating to the entity holding the Gurulmundi project.  The payments relate to the income of such entity, not to the particular project.